Exhibit 5.1

Stuart Boyd To Call Writer Directly: +44 44 20 7469 2240 stuart.boyd@kirkland.com	30 St Mary Axe London, EC3A 8AF United Kingdom Telephone: +44 20 7469 2000 www.kirkland.com	Facsimile: +44 20 7469 2001

16 May 2025

To:	Cushman & Wakefield plc

125 Old Broad Street

London

EC2N 1AR

United Kingdom

SIGNED PDF BY EMAIL AND ORIGINAL BY POST

Dear Sirs,

Cushman & Wakefield plc Registration Statement on Form S-8

We refer to the Registration Statement (as defined below) filed in connection with the proposed issuance from time to time by Cushman & Wakefield plc, a public limited company incorporated under the laws of England and Wales (the “Company”) of (i) up to 5,000,000 ordinary shares of $0.10 per share in the capital of the Company (“Ordinary Shares”) pursuant to the Third Amended & Restated Cushman & Wakefield plc 2018 Omnibus Management Share and Cash Incentive Plan approved by shareholders of the Company on 15 May 2025 (the “Management Omnibus Plan”). We have acted as legal adviser as regards matters of English law to the Company and have taken instructions only from the Company.

1	Scope and purpose

1.1

This letter is being delivered in connection with the registration statement (the “Registration Statement”) on Form S-8 as filed by the Company with the U.S. Securities and Exchange Commission on the date hereof pursuant to the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, each as amended from time to time.

KIRKLAND & ELLIS INTERNATIONAL LLP IS A MULTINATIONAL PRACTICE, THE PARTNERS OF WHICH ARE SOLICITORS OR REGISTERED FOREIGN LAWYERS (ADMITTED IN THE U.S. AND OTHER JURISDICTIONS), AND IS AUTHORIZED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY (SRA NUMBER 349107). A LIST OF THE PARTNERS, GIVING EACH PARTNER’S PROFESSIONAL QUALIFICATION AND JURISDICTION OF QUALIFICATION IS OPEN TO INSPECT

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1.2

This letter is limited to English law in force at the date of this letter as currently applied and interpreted by the English courts. You should read references to “English law” and to the “laws of England” accordingly.

1.3

This letter, each opinion expressed in it (each an “opinion statement”) and any non-contractual obligations arising out of or in connection with it (and/or any opinion statement) is governed by and construed in accordance with English law and is subject to the exclusive jurisdiction of the English courts.

1.4

We have not investigated the laws of any country or jurisdiction other than England (a “foreign jurisdiction”). We assume that no law or regulation of a foreign jurisdiction (a “foreign law”) affects any of the opinion statements. We make no opinion statement in relation to any foreign law (including to the extent it may affect matters of English law or the enforceability of any judgment of an English court in the relevant jurisdiction) or the application or interpretation of English law or any foreign law by any court of a foreign jurisdiction (a “foreign court”). We make no opinion statement in relation to the enforceability of any judgement of a foreign court. In relation to any agreement governed by a foreign law referred to in this letter, to the extent relevant to any of our opinion statements, we assume that words and phrases in that agreement have the same meaning they would have if the agreement was governed by English law.

1.5

This letter only applies to those facts and circumstances which exist at the date of this letter. You expressly agree and acknowledge that we do not have and do not assume any obligation to provide you with any opinion or advice, or to update this letter in any respect, after the date of this letter.

1.6

The opinion statements are based on the documents and records that we have examined and our review of the Searches that have been carried out (each as described in this letter) and are subject to the assumptions set out in Schedule 1 (Assumptions), the qualifications and reservations set out in Schedule 2 (Qualifications) and to any matters not disclosed to us. Each opinion statement is strictly limited to the matters stated below and does not extend, by implication or otherwise, to any other matters. Each provision in this letter which has the effect of limiting an opinion statement is independent of any other such provision and is not to be read or implied as restricted by it.

2	Defined terms and headings

2.1	In this letter:

(a)	“Search” means a Company Search or a Winding-Up Enquiry.

2.2

The headings in this letter do not affect its interpretation. In particular, headings are included in Schedule 1 (Assumptions) and Schedule 2 (Qualifications) for convenience only and should not be read or construed as limiting the applicability of the assumptions, qualifications or reservations set out in those schedules to a particular opinion statement unless expressly noted therein.

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3	Legal review

3.1	For the purposes of issuing this letter, we have examined a copy of each of the following:

(a)	the Registration Statement;

(b)	the Management Omnibus Plan;

(c)

resolutions of the directors of the Company or a committee thereof passed on 13 June 2018, 31 July 2018, 11 October 2018, 19 November 2018, 18 December 2018, 31 January 2019, 20 February 2019, 26 February 2019, 15 March 2019, 17 March 2019, 19 March 2019, 5 April 2019, 17 April 2019, 16 May 2019, 17 June 2019, 24 June 2019, 2 July 2019, 6 August 2019, 1 September 2019, 6 September 2019, 13 September 2019, 30 September 2019, 1 October 2019, 14 October 2019, 16 October 2019, 6 November 2019, 11 November 2019, 14 November 2019, 15 November 2019, 18 November 2019, 19 November 2019, 16 December 2019, 28 December 2019, 30 December 2019, 17 May 2021, 8 August 2021, 11 November 2021, 24 February 2022, 3 November 2022, 23 February 2023, 19 March 2023, 4 May 2023, 3 August 2023, 2 November 2023, 22 February 2024 and 27 March 2025 (the “Board Approvals”);

(d)

resolutions of the member(s) of the Company dated 19 June 2018, 11 July 2018, 18 July 2018, 11 May 2023, 15 May 2025 and resolutions of the partners of DTZ Investment Holdings GenPar LLP or a committee thereof dated 19 June 2018 (the “Member Approvals” and, together with the Board Approvals, the “Corporate Approvals”);

(e)	the Company’s certificate of incorporation (and any certificate of incorporation on change of its name) and its articles of association (and, if applicable, its memorandum of incorporation);

(f)	the register of shareholders of the Company as provided to us by Computershare dated 13 May 2025 (the “Register”); and

(g)

the results disclosed in the searches of the publicly available records relating to the Company at Companies House conducted by Company Registrations Online Limited (“CRO Info”) on 16 May 2025 (each a “Company Search”).

3.2

We have also reviewed the results of searches made by CRO Info on 16 May 2025, in respect of the Company at (i) the Central Registry of Winding-up Petitions at the Insolvency and Companies List (formerly known as the Companies Court) in London, (ii) the Gazette, and (iii) Companies House (each a “Winding-Up Enquiry”).

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3.3

We have not reviewed or examined any other document or record, or made any other enquiry, in connection with the giving of this letter. We have assumed that the documents described in this paragraph 3 are in full force and effect without any amendment (however described) and contain all the relevant information which is material for the purposes of the opinion statements and that there is no other document, agreement, instrument, undertaking, obligation, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) made by or between all or any of the parties to those documents or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this letter.

4	Opinion statements

The Shares to be issued and allotted by the Company under the Plans and registered pursuant to the Registration Statement, when issued, will be duly authorised, validly issued and will be fully paid, and no further contributions in respect thereof will be required to be made to the Company by the holders thereof by reason solely of their being such holders.

5	Consent

5.1

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission.

Yours faithfully,

/s/ Kirkland & Ellis International LLP

Kirkland & Ellis International LLP

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SCHEDULE 1

ASSUMPTIONS

Status

1

That, except insofar as such matters are on public record and are discoverable by the Searches, the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against it for its administration, liquidation, winding up, dissolution, reorganisation or bankruptcy or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer in respect of it or all or any part of its undertaking, property or assets.

Capacity and Authority

2	That the Board Approvals and Member Approvals were validly passed at meetings properly convened and conducted and remain in full force and effect.

Documents

3

That all signatures, stamps, seals and markings on all documents submitted to us are genuine and were applied to a complete and final version of the relevant document, that those documents are authentic and complete and remain accurate and up-to-date at the date of this letter, that all signatures which purport to have been attested were made in the presence of the purported witness and that all factual statements contained in those documents (including any factual matter represented by a party to a document) are correct, complete and fair.

4

That each document submitted to us as a certified, electronic, photostatic or facsimile copy conforms to the original of that document and the same assumptions made in the previous paragraph are correct in respect of the original.

5	That the Corporate Approvals have not been amended, revoked or suspended.

6

That the actions carried out pursuant to the Board Approvals by the Company and the exercise of its rights and performance of its obligations thereunder materially benefited the Company, and that the directors of the Company acted in good faith and in the interests of the Company in approving each of the Board Approvals and the transactions contemplated thereby.

7	That the Plans were validly adopted by the Company, has not been amended, and remains in full force and effect.

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Searches

8

That the Searches were accurate, complete and up-to-date when carried out (and remain so at the date of this letter) and disclose all information which is necessary or material for the purposes of this letter.

9

That there has been no alteration in the status, position or condition of the Company (however described) revealed in the Searches and, to the extent that any Search is dated prior to the date of this letter, no additional matters would have been disclosed by that Search if it had been carried out at a later time.

10

All documents, forms and notices which should have been delivered to Companies House on behalf of or relating to the Company have been so delivered and the file of records maintained at Companies House concerning it, and reproduced for public inspection, was complete, accurate and up-to-date at the time of the Searches and the copies of its articles of association (and memorandum, if any) examined by us are complete and up-to-date and would, if issued today, comply with Section 36 of the Companies Act 2006 and that the version of the Register reviewed by us on 13 May 2025 was correct, complete and up-to-date, has not been amended prior to the date of this letter, has been maintained in accordance with the Companies Act 2006, and that there is no basis upon which a person may apply for rectification of the Register pursuant to section 125 of the Companies Act 2006.

11	That the Shares are not admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

Issue and allotment of Shares pursuant to the Registration Statement

12

That the board of directors of the Company or a committee thereof (as applicable) has carried out and will carry out the functions assigned to it by the relevant Corporate Approvals in connection with the allotment and issuance of Shares pursuant to the Registration Statement in accordance with the requirements of those Corporate Approvals (including, without limitation, the limits on the number of Shares that may be allotted and/or issued by the board of directors of the Company or a committee thereof (as applicable)).

13

That as at the date of each issue and allotment of Shares by the Company pursuant to the Registration Statement, all rights of pre-emption howsoever arising have been, and remain validly, waived in respect of those Shares.

14

That as at the date of each issue and allotment of Shares by the Company pursuant to the Registration Statement, the Company has received all of the proceeds (whether in cash or non-cash consideration) in respect of the subscription monies payable for those Shares, and the amount of those proceeds is of an amount not less than the aggregate nominal value for those Shares.

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15

That the statutory books of the Company have been or will be validly updated in accordance with the Companies Act 2006 and any other relevant legislation to reflect the issue and allotment of the Shares by the Company pursuant to the Registration Statement.

16

That all documents, forms and notices which should have been delivered to Companies House on behalf of the Company in respect of the issue and allotment of the Shares by the Company pursuant to the Registration Statement have been so delivered in accordance with the Companies Act 2006 and any other relevant legislation, and the file of records maintained at Companies House concerning it, and reproduced for public inspection, is or will be complete, accurate and up-to-date.

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SCHEDULE 2

QUALIFICATIONS

General qualifications

1

The Searches are not capable of revealing definitively whether or not (a) a winding-up order or administration order has been made, (b) a receiver, administrative receiver, administrator or liquidator has been appointed, (c) a petition for winding-up or a petition, application or notice for the appointment of a receiver, administrative receiver, administrator or liquidator has been presented or filed at court, (d) a company voluntary arrangement has been proposed or approved, (e) a resolution for winding-up has been passed, (f) any moratorium is in force, or (g) whether any other insolvency proceeding has been commenced.

2

In relation to a Winding-Up Enquiry at the Insolvency and Companies List, it is made at the Central Registry of Winding-up Petitions which relates to compulsory winding-up and administration in the High Court of England in London only. Those enquiries will not reveal winding-up or administration proceedings commenced in a District Registry of the High Court of England. It is not possible to carry out a search for winding-up or administration proceedings in the District Registries unless an application is made to each relevant District Judge and a fee is paid. We have not made any such application.

3	The Searches will not reveal if the Company is subject to insolvency proceedings in a foreign jurisdiction.

4

We are not making any opinion statement as to any taxation matters or consequences which will or may arise as a result of any transaction effected in connection with the Registration Statement or the Plans or the rights or remedies of any taxation authority in respect of non-payment of taxes or the failure to comply with applicable laws and regulations relating to taxation. For these purposes “taxation” and “taxes” shall be deemed to include stamp duties, stamp duty reserve tax and value added tax (or similar indirect taxes).

5	We express no opinion as to whether the Company is eligible for a moratorium under Schedule A1 of the Insolvency Act 1986.

6	No opinion statement is expressed as to matters of fact.

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